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                                                                      EXHIBIT 21


                           EARLE M. JORGENSEN COMPANY

                      LISTING OF THE COMPANY'S SUBSIDIARIES

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

                                                                                                          STATE/
                                                        NATURE OF    DATE ACQUIRED        %             COUNTRY OF
NAME                                                     BUSINESS      OR CREATED       OWNED         INCORPORATION
----                                                    ---------    -------------      -----         -------------
Earle M. Jorgensen (Canada) Inc. (formerly Kilsby        Metal
   Jorgensen Steel & Aluminum Inc.)                   Distributor      11/13/90          100%          Canada

                                                        Captive
Stainless Insurance Ltd.                               Insurance       03/20/96          100%          Bermuda

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